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                                                                    EXHIBIT 23.5


INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders
Ironbound Bankcorp., NJ
Newark, New Jersey


We consent to the use in this Registration Statement of Richmond County Financial Corp. on Form S-4 of our report dated January 27, 1998 relating to the consolidated statements of financial condition of Ironbound Bankcorp, NJ and Subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial Data of Richmond County and Ironbound" and "Experts" in such Prospectus.

                                                /s/ Deloitte & Touche, LLP
                                                --------------------------
                                                Deloitte & Touche, LLP


Parsippany, New Jersey
December 15, 1998